Contacts:
Kevin Gregory Senior Vice President, Chief Financial Officer (734) 997-4925 kevin.gregory@proquest.com	Mark Trinske Vice President, Investor Relations (734) 997-4910 mark.trinske@proquest.com

PROQUEST COMPANY COMPLETES ACQUISITION OF
VOYAGER EXPANDED LEARNING

ANN ARBOR, Mich., February 1, 2005 -- ProQuest Company (NYSE: PQE), a leading electronic publisher for the education and automotive markets, has completed the acquisition of privately held Voyager Expanded Learning ("Voyager" or "Voyager Learning"). ProQuest acquired Voyager for $340 million in cash and approximately $21 million of ProQuest Company stock. ProQuest expects the Voyager acquisition to contribute to ProQuest's earnings in 2005 and to be accretive for the full year.

"In building our education company, a strong foundation is essential for sustainable growth. Voyager is the platform on which we will continue to build the K-12 business we've been carefully developing over the last few years with the acquisitions of SIRS, Reading A-Z and CultureGrams. With the proven efficacy of its products, Voyager Expanded Learning is an important acquisition for ProQuest because it establishes our position in the K-12 curriculum market," said Alan Aldworth, chairman and chief executive officer of ProQuest Company.

According to a recent industry report, standards-based curriculum accounts for one of the most significant revenue opportunities in the K-12 market. Within that market, the demand for products with proven efficacy like Voyager's is very strong. As the scope of the No Child Left Behind Act (NCLB) expands to include new subject areas, Voyager can quickly respond with products such as the math intervention product ready to be introduced in 2005.

Voyager Products

The new emphasis on accountability in K-12 education provides ProQuest Company and Voyager with great opportunities. Increased federal funds have been allocated to education, driven by NCLB. More than $38 billion is expected to be allocated to U.S. schools in 2005 under programs focused on various subjects.

Reading

The 2005 U.S. federal budget contains over $1.0 billion in funding for the NCLB's Reading First initiative. Under this initiative, states are required to use scientifically based research to provide high-quality reading instruction for grades K-3. Voyager Learning's reading curriculum and intervention programs are scientifically based and proven effective by independent studies. Voyager students outperform students not enrolled in Voyager when important reading skills that form the basis for the Reading First legislation are evaluated. Its programs have been identified as eligible to be paid for by states using Reading First funding.

Teacher Professional Development

Nearly $3 billion has been allocated in the 2005 federal budget for grants to improve teacher quality. Research consistently shows that quality of instruction is the most critical element in determining the level of student learning, especially for struggling readers. Voyager's profitable, scalable professional development model, VoyagerU, introduces ProQuest Company to this new, highly fragmented market niche.

Math

While NCLB is currently devoting a large amount of funding to reading, the spotlight is expanding to include math. Voyager has developed a math intervention product for grades 3-8 which will be introduced in 2005. It is designed to help students struggling with basic math skills.

Financial Details

Under the terms of the agreement, ProQuest acquired the stock of Voyager for $340 million in cash and approximately $21 million of ProQuest Company stock.

The cash portion of the payment was financed through a new issuance of private-placement notes, and a new revolving line of credit. The 5.38 percent fixed notes mature in January 2015.

The company's previous revolving credit agreement was replaced with a new agreement with capacity of $275 million and an expiration date of January 2010.

"Voyager's growing revenues, strong operating margins and low capital expenditures generate significant free cash flow. This will allow us to comfortably support this increased debt level, with no adverse effect on our investment grade status with our lenders, or our investment grade credit statistics," said Kevin Gregory, senior vice president and chief financial officer of ProQuest Company.

ProQuest may pay up to $20 million in additional consideration based on Voyager's operating results from April 1, 2005 through March 31, 2006.

Management

Voyager's senior management team has remained with the company and will report to Ron Klausner, president of ProQuest Information and Learning and acting president of Voyager Expanded Learning. Voyager's headquarters will remain in Dallas, Texas.

"ProQuest and Voyager share a deep commitment to improving K-12 education through innovative products used in the library and the classroom," said Klausner. "We are excited about this opportunity to extend Voyager's reach to additional school districts, grades, students, and curriculum areas," Klausner added.

ProQuest will issue its revenue and earnings estimates for the combined company, and provide detailed 2005 guidance on its upcoming fourth quarter and 2004 year-end earnings conference call. This call is scheduled for Thursday, February 24, 2005 at 5:00 p.m. eastern time. Details on how to participate in this call can be found at www.proquestcompany.com.

About ProQuest Company
ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information solutions for the education, automotive and power equipment markets. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market.

Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world's automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation's 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

About Voyager Expanded Learning
Voyager Expanded Learning is based in Dallas, Texas. Voyager is a provider of in-school reading programs, reading intervention programs and professional development programs for school districts throughout the United States. Creating the first comprehensive reading system to assure success, the Voyager Universal Literacy System® warrants that students who enter the System in kindergarten will read at grade level by the end of third grade. Founded in 1994, Voyager has delivered extended-time reading and basic skills intervention programs to more than 1,000 school districts and large-scale reading programs in cities such as Dallas, Phoenix, New York, Philadelphia, and the District of Columbia, resulting in dramatically improved student performance. Partnerships and collaborations with Discovery Channel, Smithsonian Institution, and NASA enable Voyager to provide timely and powerful curricula for the American classroom. Voyager may be found online at www.voyagerlearning.com.

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: increased debt level due to the acquisition of Voyager, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, delays in the receipt of necessary regulatory approvals, the satisfaction of other closing conditions, the ability to successfully integrate the Voyager acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest's products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest's business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company's ability to obtain OEM data access agreements, the company's ability to obtain financing, global economic conditions, financial market performance, and other risks listed under "Risk Factors" in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

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